Form 3 Joint Filer Information

GREAT AMERICAN MANAGEMENT AND INVESTMENT, INC.

SZ INVESTMENTS, L.L.C.

HY I INVESTMENTS, L.L.C.

EGI-MANAGING MEMBER (01), L.L.C.

EGI-FUND (05-07) INVESTORS, L.L.C.

CHAI TRUST COMPANY, L.L.C.

Address for each:

Two North Riverside Plaza, Suite 600

Chicago, Illinois 60606

Designated Filer:

GVI HOLDINGS, INC.

Issuer and Ticker Symbol:

American Commercial Lines Inc. (ACLI)

Date of Event Requiring Statement:

October 6, 2005

Signatures:

GREAT AMERICAN MANAGEMENT AND INVESTMENT, INC.

SZ INVESTMENTS, L.L.C.

HY I INVESTMENTS, L.L.C.

EGI-MANAGING MEMBER (01), L.L.C.

EGI-FUND (05-07) INVESTORS, L.L.C.

Each by: /s/ Donald J. Liebentritt, Vice President

CHAI TRUST COMPANY, L.L.C.

By: /s/ Donald J. Liebentritt, President